UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2017

BALTIA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

New York	001-14519	11-2989648
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

804 Willow Run Airport Ypsilanti, MI	48198
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (718) 917-8052

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 9, 2017, Baltia Air Lines, Inc. (the “Company”) entered into an Aircraft Lease Agreement (the “Agreement”) with Kalitta Air, LLC (“Kalitta”), pursuant to which the Company will lease a Boeing 767-400ER model aircraft from Kalitta. Such aircraft will be equipped for worldwide geographical operations. The Company will take delivery of the aircraft no later than July 30, 2017 for a term of 24 months unless Kalitta recalls the aircraft for conversion from passenger use to cargo. The parties may also choose to extend the term of the lease. Under the terms of the Agreement, Kalitta is required to provide the Company with all historical records related to the aircraft airframe and engines in order to meet regulatory requirements. No later than five business days prior to the delivery date of the aircraft to the Company by Kalitta, the Company shall pay to Kalitta a lump sum basic rent payment. Thereafter, the Company will be responsible for monthly maintenance fees in connection with systems, zonal and structural checks, accumulated flight hours, accumulated flight cycles, landing gear overhaul and certain heavy repair maintenance. The Company intends to use this aircraft to obtain its Air Carrier Certification with the Federal Aviation Administration, which is currently in process.

Item 4.01 Changes in Registrant’s Certifying Accountant

On May 9, 2017, the Company entered into an engagement agreement with GBH CPAs, PC (“GBH”), pursuant to which GBH will serve as the Company’s registered independent public accounting firm and will audit the Company’s balance sheet and related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2016 and 2015.

During the Company’s two most recent fiscal years and the subsequent interim period preceding its engagement, neither the Company nor anyone on its behalf consulted GBH regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or the effectiveness of internal control over financial reporting, and neither a written report nor oral advice was provided to the Company that GBH concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baltia Air Lines, Inc.

Date: May 11, 2017	By:	/s/ Anthony D. Koulouris
Anthony D. Koulouris
President